Exhibit 99.6

CONSENT OF ROY GUTHRIE

In connection with the filing by Cascade Acquisition Corp., of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Cascade Acquisition Corp. in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

October 6, 2020	/s/ Roy Guthrie
Roy Guthrie